UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under to § 240.14a-12

HALLADOR ENERGY COMPANY
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

www.halladorenergy.com "Coal Keeps Your Lights On"

April 29, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Hallador Energy Company scheduled to be held at 10:30 a.m., Mountain Time, on Wednesday, May 25, 2011, at 1660 Lincoln Street, 2nd Floor Conference Room, Denver, Colorado 80264.

The formal actions proposed to be taken at this meeting are described in the attached Notice and Proxy Statement.  We look forward to greeting those of you who are able to attend.

Yours very truly,
/s/Victor P. Stabio Victor P. Stabio Chief Executive Officer

                                                 Chief

HALLADOR ENERGY COMPANY
1660 Lincoln Street, Suite 2700
Denver, CO 80264

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, May 25, 2011

April 29, 2011

To the Shareholders of Hallador Energy Company:

Notice is hereby given of our annual meeting of shareholders (the "Meeting") of Hallador Energy Company (the "Company") to be held on Wednesday, May 25, 2011 at 10:30 a.m. Mountain Time, at 1660 Lincoln Street, 2nd Floor Conference Room, Denver, CO 80264.

Matters to be voted on:	1.	To elect seven directors named in the proxy statement for the ensuing year;
	2.	To approve and ratify an amendment to our Second Amended and Restated Articles of Incorporation changing our name to “Hallador Energy Company;”
	3.	To approve and ratify an amendment to our Second Amended and Restated Articles of Incorporation to permit action by shareholders by less than unanimous written consent; and
	4.	To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Shareholders of record at the close of business on April 5, 2011, will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

THE BOARD OF DIRECTORS AND THEIR AFFILIATES OWN APPROXIMATELY 84% OF OUR OUTSTANDING COMMON STOCK AND HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF ALL MATTERS; THEREFORE, ALL DIRECTORS WILL BE ELECTED AND ALL PROPOSALS WILL PASS.

The Company’s Board of Directors is making this proxy solicitation.  Subject to the restrictions described in the attached Proxy Statement, all shares of the Company’s common stock that are presented by properly executed and unrevoked proxies received by the Company’s selected vendor to tabulate the vote of the Company’s common shareholders, prior to the Meeting, will be voted.

A complete list of shareholders entitled to vote at the Meeting will be open for examination by any shareholder during ordinary business hours commencing two days after the date of this notice at the Company’s offices located at 1660 Lincoln Street, Suite 2700, Denver, CO 80264.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by mailing to you this full set, including the proxy card, on or about May 5, 2011, and by notifying you of the availability of our proxy materials on the Internet.  These proxy materials and our 2010 Annual Report on Form 10-K are available at http://www.halladorenergy.com.

IMPORTANT

All shareholders entitled to vote are cordially invited to attend the Meeting in person.  Whether or not you plan to attend the Meeting, please sign and return the enclosed proxy (the “Proxy”) as promptly as possible in the envelope enclosed for your convenience.  Should you receive more than one Proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted.  You may revoke your Proxy at any time prior to the Meeting.  If you attend the Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Meeting will be counted.

Proof of ownership and identification is required to attend the Meeting.  If your shares are held in street name by a bank or broker, you will need to bring a copy of your account statement evidencing your ownership.  In order to have an adequate supply of refreshments, we ask that you RSVP to Hallador Energy Company by May 18, 2011 via email to investorrelations@halladorenergy.com, attention Becky Palumbo or by telephone to 1-800-839-5506, ext. 316.

By Order of the Board of Directors,

/s/Victor P. Stabio
Victor P. Stabio
Chief Executive Officer
Denver, Colorado

HALLADOR ENERGY COMPANY PROXY STATEMENT

This proxy statement contains information relating to the Annual Meeting of Shareholders (the "Meeting") of Hallador Energy Company, a Colorado corporation (the "Company"), to be held on Wednesday, May 25, 2011 at 10:30 a.m., Mountain Time, at 1660 Lincoln Street, 2nd Floor Conference Room, Denver, CO 80264, and any postponements or adjournments thereof.  The Company is making this proxy solicitation.  It is anticipated that this Proxy Statement and the enclosed proxy card (the “Proxy”) will be sent to the Company’s shareholders on or about May 5, 2011.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the "Notice of Annual Meeting," which appears as the cover page of this Proxy Statement, including (1) the election of seven directors, (2) the approval and ratification of an amendment to the Company’s Second Amended and Restated Articles of Incorporation changing the name of the Company to “Hallador Energy Company,” (3) the approval and ratification of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to permit shareholders to take action by less than unanimous written consent; and (4) any other matters that may properly come before the Meeting or any postponement or adjournment thereof.

Who is entitled to vote?

Only shareholders of record on the close of business on April 5, 2011 (the "Record Date"), are entitled to receive notice of the Meeting and to vote the shares of common stock of the Company ("Common Stock"), that they held on the Record Date at the Meeting, or any postponements or adjournments thereof.  The holders of the Common Stock may vote on all matters presented at the Meeting and will vote together as a class.  Each outstanding share of Common Stock entitles the holder to one vote.  As of Record Date, there were 28,135,620 shares of Common Stock outstanding.  For information regarding security ownership by management and by 5% or greater shareholders, see “Security Ownership of Certain Beneficial Owners and Management,” below.

Who can attend the Meeting?

All shareholders of the Company as of the Record Date, or their duly appointed proxies, may attend the Meeting.  Seating, however, is limited.  Admission to the meeting will be on a first-come, first-serve basis.  Registration will begin at 9:30 a.m., and seating will begin at 10:00 a.m.  Proof of ownership and identification is required to attend the Meeting.  If your shares are held in street name by a bank or broker, you will need to bring a copy of your account statement evidencing your ownership.  In order to have an adequate supply of refreshments, we ask that you RSVP to Hallador Energy Company by May 18, 2011 via email to investorrelations@halladorenergy.com, attention Becky Palumbo or by telephone to 1-800-839-5506, ext. 316.  Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

What constitutes a quorum?

One-third of the outstanding common shares entitled to vote, represented in person or by proxy, constitutes a quorum for the Meeting.

How do I vote by proxy?

Follow the instructions on the enclosed Proxy Card to vote on each proposal to be considered at the Meeting.  Sign and date the Proxy Card and mail it back in the enclosed envelope.  The proxy holders named on the Proxy Card will vote your shares as you instruct.  If you sign and return the Proxy Card but do not vote on a proposal, the proxy holders will vote for you on that proposal.

What if I do not specify how my shares are to be voted?

For “Proposal No. 1 – Election of Directors,” if you submit a proxy but do not indicate any voting instructions, your shares will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”).

For “Proposal No. 2 – Amendment of Articles of Incorporation to Change Our Name,” if you submit a proxy but do not indicate any voting instructions, your shares will be counted as a vote for this amendment.

For “Proposal No. 3 – Amendment of Articles of Incorporation to Permit Action by Shareholders by Less Than Unanimous Consent,” if you submit a proxy but do not indicate any voting instructions, your shares will be counted as a vote for this amendment.

THE BOARD OF DIRECTORS AND THEIR AFFILIATES OWN APPROXIMATELY 84% OF OUR OUTSTANDING COMMON STOCK AND HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF ALL MATTERS; THEREFORE, ALL DIRECTORS WILL BE ELECTED AND ALL PROPOSALS WILL PASS.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your Proxy Card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company at our address above either a notice of revocation or a duly executed proxy bearing a later date.  If you attend the Meeting in person you may revoke your proxy and vote in person.

What if other matters come up at the Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Meeting.  If other matters are properly presented at the Meeting, the proxy holders will vote your shares as they see fit.

Can I vote in person at the Meeting rather than by completing the Proxy Card?

Although we encourage you to complete and return the Proxy Card to ensure that your vote is counted, you can attend the Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If you hold your shares in "street name" through a broker or other nominee, and you do not tell the nominee by May 23, 2011 how to vote your shares, the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum.  If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Meeting.  If you intend to vote your street name shares in person at the Meeting, you will need to obtain a “Legal Proxy” from your brokerage firm.

How are votes counted?

We will hold the Meeting if holders of one-third of the total shares of Common Stock entitled to vote either sign and return their Proxy Cards or attend the Meeting.  If you sign and return your Proxy Card, your shares will be counted to determine whether the Company has a quorum even if you abstain or fail to vote on any of the proposals listed on the Proxy Card.

Who pays for this proxy solicitation?

The Company will pay all the costs of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card, and any additional solicitation materials furnished to shareholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  Also, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  In addition to sending you these materials, some of the Company’s employees may contact you by telephone, by mail, or in person.  None of these employees will receive any extra compensation for doing this.

What vote is required to approve each item?

Election of Directors.  At the Meeting, seven director-nominees are standing for election to the Board.  Each director-nominee will serve on the Board until his successor is duly elected and qualified.  Director-nominees will be elected by a plurality of the votes cast by holders of the Common Stock, represented in person or by proxy at the Meeting.  This means that the director-nominees will be elected if they receive more affirmative votes cast by holders of the Company’s Common Stock than any other person.  A properly executed proxy marked "Withheld" with respect to the election of any director-nominee will not be voted with respect to such director-nominee indicated, although it will be counted for purposes of determining whether there is a quorum.

Amendments to Our Second Amended and Restated Articles of Incorporation.  For the approval of each amendment to the Company’s Second Amended and Restated Articles of Incorporation, the affirmative vote of a majority, as of the Record Date, of the outstanding shares of Common Stock will be required.  A properly executed proxy marked "Abstain" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

Other Matters. For most other matters that properly come before the Meeting, the affirmative vote of a majority of shares of Common Stock, present in person or represented by proxy and voted at the Meeting, will be required.  A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

THE BOARD OF DIRECTORS AND THEIR AFFILIATES OWN APPROXIMATELY 84% OF OUR OUTSTANDING COMMON STOCK AND HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF ALL MATTERS; THEREFORE, ALL DIRECTORS WILL BE ELECTED AND ALL PROPOSALS WILL PASS.

What are the Board’s recommendations?

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendation of the Board.  The Board’s recommendation is set forth together with the description of each item in this Proxy Statement.  In summary, the Board recommends a vote:

·	For the election of the seven director-nominees that the Board has recommended;
·	For the approval and ratification of the amendment to the Company’s Second Amended and Restated Articles of Incorporation changing the name of the Company to “Hallador Energy Company;” and
·	For the approval and ratification of the amendment to the Company’s Second Amended and Restated Articles of Incorporation to permit shareholders to take action by less than unanimous written consent.

With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors has nominated seven directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors.  All of the nominees currently are directors.  Each agreed to be named in this proxy statement and to serve if elected.  All of the nominees are expected to attend the 2011 Annual Meeting.

Our Second Amended and Restated Articles of Incorporation provide that the number of directors shall not be less than three or more than 15.  Our Bylaws allow the Board to set the number of directors subject to our Second Amended and Restated Articles of Incorporation.  In the election of directors, each proxy will be voted for each of the nominees listed in the table below unless the proxy withholds authority to vote for one or more of the nominees.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected.  However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

Below is information about each nominee, including biographical data for at least the past five years and an assessment of the skills and experience of each nominee.

Name	Age	Position(s) and year appointed

David C. Hardie	60	Chairman of the Board and Director (1989)

Steven Hardie	57	Director (1994)

Bryan H. Lawrence	68	Director (1995)

Sheldon B. Lubar	81	Director (2008)

John Van Heuvelen	64	Director (2009)

Victor P. Stabio	63	Chief Executive Officer and Director (1991)

Brent K. Bilsland	37	President and Director (2009)

Our directors are appointed for a one-year term to hold office until the next annual meeting of shareholders or until removed from office in accordance with our Bylaws and the applicable provisions of the Colorado Business Corporation Act.  Each director will hold office after the expiration of his term until his successor is elected and qualified, or until he resigns or is removed in accordance with our Bylaws and provisions of the Colorado Business Corporation Act.

Information Concerning Directors

DAVID C. HARDIE is the Chairman of the Board and has served as a director since July 1989.  He is the President of Hallador Investment Advisors Inc., which manages Hallador Equity Fund, Hallador Fixed Income Fund, Hallador Alternative Assets Fund and Hallador Balanced Fund; he also is a General Partner of Hallador Venture Partners LLC, the General Partner of Hallador Venture Fund II & III.  Mr. Hardie is and serves as a director and partner of other private entities that are owned by members of his family.  Mr. Hardie is a graduate of California Polytechnic University, San Luis Obispo.  He also attended the Owner/President Management program offered by Harvard Business School.

STEVEN HARDIE has been a director since 1994.  He and David Hardie are brothers.  For the last 25 years he has been a private investor.  He is the Vice President of Hallador Investment Advisors, which manages Hallador Equity Fund, Hallador Fixed Income Fund, Hallador Alternative Assets Fund and Hallador Balanced Fund. He also serves as a director and partner of other private entities that are owned by members of his family.

Messrs. David and Steven Hardie have served as our board members for the last 21 and 17 years, respectively.  Both have been private investors in many companies over their careers and served on numerous boards.  At one time the two brothers and their family owned over 50% of our stock.  Currently David and Steven Hardie beneficially own through various entities about 15% of our stock giving them a vested interest in monitoring the wellbeing of our Company, although Messrs. David Hardie and Steven Hardie disclaim any beneficial ownership in any other shares held by such entities.  Their significant broad experiences, as well as intimate knowledge of our Company, are significant benefits to us in planning and executing our corporate strategy.

BRYAN H. LAWRENCE has been one of our directors since November 1995.  He is a founder and senior manager of Yorktown Partners LLC which manages investment partnerships formerly affiliated with Dillon, Read & Co. Inc., an investment-banking firm (Dillon, Read).  He had been employed with Dillon, Read since 1966, serving most recently as a Managing Director until the merger of Dillon, Read with SBC Warburg in September 1997.  He also serves as a Director of Approach Resources, Inc., Star Gas Partners, L.P., Crosstex Energy, Inc. and Crosstex Energy, L.P. (each a United States public company), Winstar Resources Ltd. and Compass Petroleum Ltd. each (a Canadian public company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests.  Mr. Lawrence is a graduate of Hamilton College and has a MBA from Columbia University.

Mr. Lawrence, who controls about 54% of our stock, has been a board member for the last 15 years. He sits on numerous boards for both private and public companies that are involved in the energy business.   His experience with us and in other energy companies, gives us a significant benefit.  As most of our other board members, he too has a significant indirect monetary investment in our Company and accordingly has a vested interest in our success.

SHELDON B. LUBAR was appointed to our board in July 2008.  Since 1977, Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded.  During the past five years he served on the board of Weatherford International, Inc., Grant Prideco, Inc., and Ellora Energy.  Mr. Lubar currently serves on the board of Crosstex Energy, Inc., Crosstex Energy L.P., Star Gas Partners L.P. and Approach Resources, Inc.  Mr. Lubar holds a bachelor's degree in Business Administration and a law degree from the University of Wisconsin-Madison. He was awarded an Honorary Doctor of Commercial Science degree from the University of Wisconsin-Milwaukee in 1988, an Honorary Doctor of Humanities degree from the University of Wisconsin-Madison in 2009 and an Honorary Doctors Degree from the Medical College of Wisconsin in 2010.

Mr. Lubar who owns about 10% of our stock has been on our board for about three years.  Mr. Lubar is a very successful entrepreneur and sits on numerous boards in the energy business along with Mr. Lawrence. With his 10% stake, he too has a vested interest in our success.

JOHN VAN HEUVELEN was appointed to our board in September 2009 and has been a member of the board of directors of MasTec, Inc. (NYSE:MTZ) since June 2002 and currently serves on their audit committee.  He was chairman of their audit committee and the financial expert from 2004 to 2009.  He also served on the board of directors of LifeVantage, Inc. (OTC:LFVN) from August 2005 through August 2007.   From 1999 to the present, Mr. Van Heuvelen has been a private equity investor based in Denver, Colorado.  His investment activities have included private telecom and technology firms, where he still remains active.  Mr. Van Heuvelen spent 14 years with Morgan Stanley and Dean Witter Reynolds in various executive positions in the mutual fund unit, investment trust and municipal bond divisions before serving as president of Morgan Stanley Dean Witter Trust Company from 1993 until 1999.

Mr. Van Heuvelen was appointed to our board in September 2009.  He currently serves on the audit committee of MasTec, Inc. and has been on such board for the last nine years.  Previously he was an officer with Dean Witter in their New York City headquarters.  Early in his career he was actively involved in the energy business while living in Montana.  Mr. Van Heuvelen’s contacts with investment banking firms will prove invaluable to us as we attempt to grow our Company.

VICTOR P. STABIO is our CEO and a director.  He joined us in March 1991 as our President and CEO and has been active in the oil and gas business for the past 33 years.  Mr. Stabio is a director of Savoy Exploration, the general partner of Savoy Energy, LP., of which we own 45%.

Mr. Stabio has a significant personal investment in the Company and owns about 2% of our stock.  He also has 247,500 Restricted Stock Units which will vest over the next three years.  He has been responsible principally for our business strategy since March 1991.  His industry experience and vision are a primary component of our successfully operations since that time.  His day to day leadership provides our Board with Company operating experience, expertise and leadership.

BRENT K. BILSLAND was named our President and appointed to our board in September 2009.  He has been President since July 31, 2006.   Previously, Mr. Bilsland was Vice President of Knapper Corporation; a family owned farming business from 1998 to 2004.  Mr. Bilsland is a graduate of Butler University located in Indianapolis, Indiana.

Mr. Bilsland brings broad industry experience and significant operational capabilities to our Company.  He has an intimate understanding of our business and its operations that benefits us.  He also has a significant personal investment in the Company and owns about 3% of our stock. Mr. Bilsland also has 187,500 Restricted Stock Units which will vest over the next three years.

We believe that board members who are willing and able to have a sizable portion, or in some case a substantial portion, of their personal net worth invested in our Company tend to be conscientious directors.  In other words, our directors’ interests are closely aligned with our shareholders’ interests.  If our stock increases, our directors’ benefit directly and so do our other shareholders.

All directors hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. Officers are appointed by and serve at the discretion of the Board.

Information Regarding Board of Directors and Committees

Director Independence

As required by the rules of NASDAQ, the Board will evaluate the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact a director’s independence or effectiveness (e.g., in connection with a change in employment status or other significant events). This process is administered by the Audit Committee which consists entirely of directors who are independent under applicable NASDAQ and SEC rules. After carefully considering all relevant relationships with the Company and management, the Audit Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, the Audit Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, (2) the significance of the relationship to the Company, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course for the Company and the other organization and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.  For purposes of this determination, the Board deems any relationships that have expired more than three years ago to be immaterial.

After considering the standards for independence adopted by NASDAQ and various other factors as described herein, the Board has determined that all directors other than Messrs. Stabio and Bilsland are independent. None of the directors, other than Mr. Van Heuvelen, receive any compensation from the Company.

Board of Directors Meetings and Committees

We had six Board meetings during the year ended December 31, 2010.  All members attended at least 80% of the meetings and took written action on several other occasions.  The written actions were by unanimous consent.  Each member of our Board is encouraged, but not required to attend the Meeting.

Audit Committee and Financial Expert

Our Audit Committee (the "Committee") consists of Mr. Van Heuvelen, Chairman, Mr. David Hardie and Mr. Lubar.  Mr. Van Heuvelen serves as the Audit Committee financial expert.

The Committee met five times during the year.   The Committee assists the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the financial reports and other financial information provided by the Company to the public or any governmental body; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s systems of internal controls over financial reporting; (iv) the qualifications and independence of the Company’s independent auditors; (v) the Company’s auditing, accounting, and financial reporting processes generally; and (vi) the performance of such other functions as the Board may assign from time to time. To this end, the Committee will maintain free and open communication with the Board, the independent auditors, and any other person responsible for the financial management of the Company.

Compensation and Nominating Committee

Our Compensation and Nominating Committee (the "C&N Committee") consists of Mr. David Hardie, Chairman, Mr. Lawrence and Mr. Lubar.  The C&N Committee did not meet in 2010.   The purpose of our C&N Committee  is to (1) oversee our executive and director compensation, (2) oversee and administer our stock incentive plans, (3) assist our Board by identifying individuals qualified for election and re-election as Board members and to recommend to our Board the director nominees for each annual meeting of stockholders, subject to the provisions of any stockholder or similar agreement binding on us (4) recommend to the Board director nominees for each committee of the Board, subject to the provisions of any stockholder or similar agreement binding on us, and (5) act on specific matters within its delegated authority, as determined by the Board from time to time.

Criteria for Director Nominations

General criteria for the nomination of director candidates include experience and successful track record, integrity, skills, ability to make analytical inquiries, understanding of our business environment, and willingness to devote adequate time to director duties, and diversity (although no formal policy exists, considered along with the aforementioned factors), all in the context of the perceived needs of the Board at that time.

Executive Committee

We have an Executive Committee that consists of Mr. Stabio, Chairman, Mr. David Hardie, Mr. Lawrence and Mr. Bilsland.  The Executive Committee did not meet during 2010.  When the Board is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to: (1) Amending the Company’s articles of incorporation and bylaws; (2) Adopting an agreement of merger or consolidation; (3) Recommending to stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets; (4) Recommending to stockholders dissolution of the Company or revocation of any dissolution; (5) Declaring a dividend; (6) Issuing stock; (7) Appointing members of Board committees; and (8) Changing major lines of business.

Audit Committee Report

The Committee reviews our financial reporting process on behalf of the Board.  Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

In this context, the Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2010 (the "Audited Financial Statements") and management’s assessment of the effectiveness of our internal control over financial reporting.  The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.  In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions referred to above, the Committee recommended to the Board that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

John Van Heuvelen-Chairman, David C. Hardie and Sheldon B. Lubar

Corporate Governance Matters

Good corporate governance is a priority to us.  Our key governance practices are outlined in our committee charters, and Code of Conduct. These documents can be found on our website (www.halladorenergy.com) by clicking on “Corporate Governance,” and are available in print to any stockholder, without charge, upon request. Information on our website is not considered part of this Information Statement. The Code of Conduct applies to our directors, executive officers and other Company personnel. Any updates or amendments to the Code of Conduct will also be posted on the website.

The Audit and Nominating Committee of the Board is responsible for reviewing the Corporate Governance Guidelines annually and reporting and making recommendations to the Board concerning corporate governance matters.

Shareholder Communications with our Board

Shareholders and other interested persons seeking to communicate with the Board should submit their written comments to Mr. David Hardie, Chairman, Hallador Energy Company, 1660 Lincoln Street, Suite 2700, Denver, Colorado 80264. The Chairman will forward such shareholder communications to each member of the Board (excluding routine advertisements and business solicitations), and provide a report on the disposition of matters stated in such communications at the next regular Board meeting. If a shareholder communication is addressed to a specific individual director or Committee Chair (excluding routine advertisements and business solicitations), the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a shareholder communication raises concerns about the ethical conduct of management or the Company, you can report it on our confidential hotline by email to http://www.openboard.info/hpco/ or by telephone to 866-229-6923.  The communications submitted through this hotline are forwarded to the Chairman of our Audit Committee and, if appropriate, the Audit Committee will take such actions as it authorizes to ensure that the subject matter is addressed by the appropriate Board committee, management and/or by the full Board.

If a shareholder or other interested person seeks to communicate exclusively with the Company’s non-management directors, such shareholder communication should be sent directly to the Corporate Secretary who will forward any such communications directly to the Chair of the Audit Committee.  The Corporate Secretary will first consult with and receive the approval of the Chair of the Audit Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, the Company reserves the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Shareholders have an opportunity to communicate with the Board at our annual meeting of shareholders.

The Chairman shall be the spokesman for the Board except in circumstances where the inquiry or comment is about the Chairman.  In such instances, the Chairman of the Audit Committee shall become the spokesman.

Board of Directors Compensation

Other than Mr. Van Heuvelen, our outside directors receive no compensation for their services but they are reimbursed for reasonable expenses in attending meetings.  Mr. Van Heuvelen is paid $100,000 per year.  He has the option to be paid in cash or shares of our stock.  For 2010 and 2009 he elected to be paid in stock.

Recommendation of the Board

The Board recommends that the Company’s shareholders vote "FOR" the election of the seven nominees.

The Board and their affiliates own approximately 84% of our outstanding Common Stock and have indicated they will vote for the above nominees; therefore, all nominees will be elected.

PROPOSAL NO. 2  - TO APPROVE AND RATIFY AN AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY
TO “HALLADOR ENERGY COMPANY.”

General

At the Meeting, holders of our Common Stock will be asked to consider and vote upon a proposal to change the name of the Company to "Hallador Energy Company"(the "Name Change") by means of an amendment to our Articles of Incorporation (the "Name Change Amendment").  Our Board originally approved this amendment in December 2009 and shortly thereafter shareholders then holding approximately 88.5% of our Common Stock (the only class of shares outstanding) executed a written consent approving the Name Change.  We thereafter filed the Name Change Amendment with the Colorado Secretary of State.  We have discovered subsequently that we did not give the required notice to all shareholders entitled to vote on the Name Change.  Accordingly, we are resubmitting the Name Change to our shareholders for approval and ratification.

Reasons for the Name Change

For several years the largest portion of the Company’s business has been devoted to underground coal mining, although the Company has an interest in a private oil and gas company in Michigan.  Accordingly, we believe the name “Hallador Energy Company” rather than "Hallador Petroleum Company" better reflects our business.  Thus, the Board of Directors has decided that Article I of our Articles of Incorporation should be amended to change our corporate name to "Hallador Energy Company."

Board Recommendation and Required Approval

The Board of Directors believes that the Name Change Amendment is in the best interests of the Company and its shareholders and recommends that the shareholders approve the Name Change Amendment.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Name Change Amendment.

The Board of Directors recommends a vote "FOR" the approval of the Name Change Amendment.

The Board of Directors and their affiliates own approximately 84% of our outstanding Common Stock and have indicated that they will vote in favor of this proposal; therefore, it will pass.

PROPOSAL NO. 3 – TO APPROVE AN AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION TO PERMIT SHAREHOLDERS TO TAKE ACTION
 BY LESS THAN UNANIMOUS WRITTEN CONSENT

The purpose of this proposal is to adopt an amendment to the Company’s Articles of Incorporation to permit the Company’s shareholder to act by less than unanimous written consent.

Overview

The proposed amendment to the Articles is as follows:

Any action required or permitted under Colorado law to be taken by the shareholders may be taken by the shareholders without a meeting as evidenced by the written consent of the shareholders holding at least a majority of all of the outstanding shares of the Corporation entitled to vote thereon, unless a greater percentage is required by Colorado law or these Articles.

For approval of the amendment to permit shareholders to take action by less than unanimous written consent, the affirmative vote of a majority, as of the Record Date, of the outstanding shares of Common Stock will be required.

Authorization for Shareholder Action by Written Consent

Historically, the Colorado Business Corporation Act did not permit shareholders to act by written consent in lieu of a meeting of shareholders other than unanimously.  In 2005 the Colorado General Assembly revised this prohibition so that, if permitted by its articles of incorporation, a Colorado corporation’s shareholders could act by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a valid meeting of the shareholders of the corporation.

The Company’s Amended and Restated Articles of Incorporation did not contain a provision permitting the Company’s shareholders to act by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a valid meeting of the shareholder of the Company.

Our Board originally approved such an amendment to our Amended and Restated Articles of Incorporation in December 2009 and shortly thereafter shareholders then holding approximately 88.5% of our Common Stock (the only class of shares outstanding) executed a written consent approving the amendment.  We thereafter filed this amendment with the Colorado Secretary of State as part of our Second Amended and Restated Articles of Incorporation.  We have discovered subsequently that we did not give the required notice of the amendment to all shareholders entitled to vote on the amendment.  Accordingly, we are resubmitting the amendment to our shareholders for approval and ratification.  There have been no approvals by shareholders by this method of written consent.

The Board believes the authorization for shareholder action by less than unanimous written consent is necessary to provide the Company with the flexibility to act in the future, if the necessity arises, without the delay and expense associated with calling a special meeting of shareholders.  Delays in calling a meeting and distributing meeting materials, including notice of a meeting, might deny the Company the flexibility that the Board views as important in facilitating the operations of the Company.  This amendment would not relieve the Company of complying with federal and state securities laws with respect to solicitation of votes.

This provision to the Company’s Second Amended and Restated Articles of Incorporation permits the holders of the minimum number of votes that would be necessary to authorize or take action at a valid meeting of the Company’s shareholders to act without a meeting.  Thus, the holders of the Company’s securities comprising a majority of the votes outstanding, acting by written consent and without prior notification to the other holders of the Company’s voting securities, could bind the Company to any matter to the same extent to which a majority vote at a shareholder meeting could bind the Company.  An adverse effect of this amendment would be to permit the holder or holders of a sufficient number of votes to approve proposals that require shareholder approval without prior notice to the minority shareholders.

Recommendation of the Board

The Board recommends that the Company’s shareholders vote "FOR" the amendment of the Company’s Amended and Restated Articles of Incorporation.

The Board of Directors and their affiliates own approximately 84% of our outstanding Common Stock and have indicated that they will vote in favor of this proposal; therefore, it will pass.

Executive Officers Who Are Not Directors

W. ANDERSON BISHOP, 58, CPA, was named our CFO and Chief Accounting Officer in September 2009.  He was our CFO and a board member during 1990-1993.  From 1975 through 1990 he was with Price Waterhouse, predecessor to PricewaterhouseCoopers, in their Oklahoma City and Denver offices.  Mr. Bishop graduated from the University of Oklahoma in 1975.  From 1993 to March 2009, he was the Executive Vice President, CFO and 1/3 owner of the SEC Institute Inc., a private company in the business of training employees of private and public companies in the filing and reporting requirements of the U.S. Securities and Exchange Commission.  During those 16 years he also assisted us in preparing our SEC filings. In July 2009 he sold his interest in such company and is no longer involved with the SEC Institute.  He also served on the audit committee of SemGroup Energy Partners, L.P., now called Blueknight Energy Partners, L.P. (OTCPK:BKEP) from July 2007 through July 2008.

LAWRENCE D. MARTIN, 45, CPA, was appointed Chief Financial Officer of Sunrise Coal, LLC on January 29, 2009.  Prior to his employment with Sunrise in October 2008, he worked 19 years for Clifton Gunderson (12th largest U.S. Public Accounting Firm) from January 1989 to October 2008.  Mr. Martin was a Senior Manager in Tax for the previous 6 years and an Audit Senior Manager for the 5 preceding years.   Mr. Martin is a graduate from Indiana State University and has his Bachelor of Science in Accounting in 1988.

Executive Compensation

Compensation paid (or payable) to officers is set forth in the Summary Compensation Table below.  Effective January 1, 2011 Mr. Stabio's annual salary was increased from $195,000 to $300,000 per year, Mr. Bilsland from $180,000 to $280,000 per year,  and Mr. Bishop’s salary was increased from $130,000 to $200,000 per year.  We have no written employment agreements with any of our officers and bonuses, if any, are paid on a discretionary basis.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	All Other Compensation		Total Compensation
Victor P. Stabio, CEO	2010	$195,000	$59,000		$53,000	(2)	$307,000
	2009	180,000	25,846	2,607,000			2,812,846
Brent K. Bilsland, President	2010	171,250	13,462		31,291	(3)	216,003
	2009	157,470	13,333	1,975,000	5,124	(4)	2,150,927
W. Anderson Bishop, CFO	2010	130,000	7,500		20,000	(2)	157,500
	2009	25,000	5,900	1,580,000			1,610,900

(1)	Based on grant fair value.
(2)	Represents dividend payment on stock options and/or restricted stock units
(3)	Includes a $6,291 Company contribution to the 401(k) plan and $25,000 dividend payment on restricted stock units.
(4)	Represents the Company’s contributions to the 401(k) plan.

None one of our executive officers have employment agreements nor do they have any retirement benefits.

There are no "change in control" agreements other than outstanding restricted stock units and stock options (see below).

No stock options were granted or exercised during past the two years.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information concerning the outstanding stock awards held at December 31, 2010 by the named executive officers.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
	(#)	($)		(#)	($)
	Exercisable

Victor P. Stabio	200,000	2.30	04/15/2015	247,500 (2)	2,596,275
Brent K. Bilsland				187,500 (2)	1,966,875
W. Anderson Bishop				150,000 (2)	1,573,500

(1)	Reflects the closing market price of the Company’s common stock on December 31, 2010, $10.49, multiplied by the number of restricted stock units that were not vested as of December 31, 2010.
(2)	The restricted stock unit awards were granted on December 16, 2009 and vest in four equal installments on each anniversary through 2013.

Stock Vested in 2010

The following table sets forth information concerning Restricted Stock Units that vested during the last fiscal year with respect to the named executive officers.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1) ($)

Victor P. Stabio	82,500	995,775
Brent K. Bilsland	62,500	754,375
W. Anderson Bishop	50,000	603,500

(1)
Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company’s common stock on the vesting date.  The closing stock price on the day of vesting was $12.07 per share on December 16, 2010.

Equity Compensation Plan Information

On January 7, 2011 we allowed four Denver employees (non officers) an opportunity to relinquish 100% of their vested options (234,167) for 181,261 shares of our Common Stock. The exchange ratio was based on the intrinsic value of their options.  These shares were issued under our Stock Bonus Plan which was created in December 2009.  Under such plan employees are allowed to relinquish shares to pay for their income taxes; accordingly, 41,645 shares were relinquished.  We have 86,384 shares remaining in our Stock Bonus Plan.

Currently we have 200,000 outstanding stock options to our CEO with an exercise price of $2.30.  The options are fully vested and expire in April 2015.

At December 31, 2010 we had 953,000 Restricted Stock Units (RSUs) outstanding and about 830,000 available for future issuance.  Our RSU and stock option plans were approved by our Board and collectively they and their affiliates control about 84.4% of our stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 5, 2011 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our executive officers and directors as a group. As of April 5, 2011, the Record Date, 28,135,620, shares of our Common Stock were issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Options to Purchase Shares of Common Stock Exercisable Within the Next 60 Days	Total Shares of Common Stock Beneficially Owned (2)	Percent (1)
Hardie Family Shares (3) 940 Southwood Blvd. Suite 201 Incline Village, NV 89451	4,253,567	0	4,253,567	15.12

Yorktown Energy Partners (4) 410 Park Avenue New York, NY 10022	15,207,256	0	15,207,256	54.05

Lubar Equity Fund LLC 700 North Water Street Suite 1200 Milwaukee, WI 53202	2,788,685	0	2,788,685	9.91

David and Steven Hardie (3) 940 Southwood Blvd. Suite 201 Incline Village, NV 89451	4,253,567	0	4,253,567	15.12

Bryan H. Lawrence (5) 410 Park Avenue New York, NY 10022	15,257,256	0	15,257,256	54.23

Sheldon B. Lubar (6) 700 North Water Street Suite 1200 Milwaukee, WI 53202	2,788,685	0	2,788,685	9.91

John Van Heuvelen 1660 Lincoln Street Suite 2700 Denver, CO 80264	45,660	0	45,660	*

Victor P. Stabio (7)	431,320	200,000	631,320	2.23

Brent K. Bilsland (8)	774,354	0	774,354	2.75

W. Anderson Bishop	92,650	0	92,650	*

Lawrence Martin	30,000	0	30,000	*

All the Officers and Directors as a group (9 persons)	23,673,492	200,000	23,873,492	84.84

 * Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based on 28,135,620 shares of the Company’s common stock issued and outstanding as of the Record Date. Additionally, shares of common stock subject to options that are exercisable within 60 days of April 5, 2011, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)	Includes shares of common stock held as well as shares of common stock subject to an option currently exercisable or exercisable within sixty (60) days of the Record Date.

(3)
Hallador Alternative Assets Fund LLC (“HAAF”) beneficially owns 3,118,558 shares.  Robert C. Hardie L.P. beneficially owns 816,391 shares.  Hallador, Inc. beneficially owns 272,648 shares.  Steven Robert Hardie Trust beneficially owns 21,489 shares.  Sandra Hardie Trust beneficially owns 24,481 shares.

Mr. David Hardie, by reason of being Managing Member of HAAF may be deemed to beneficially own 3,118,558 shares of our stock.  Mr. David Hardie is also a limited partner of the Robert C. Hardie LP which owns 816,391 shares of our stock.   Further, as a director of Hallador, Inc.,  Mr. David Hardie may be deemed to directly or indirectly control its holdings, or 272,648 shares of our stock.  Mr. David Hardie has a pecuniary interest in 807,418 shares, or 2.87% of our issued and outstanding shares, held by the entities above.  Mr. David Hardie disclaims any beneficial ownership in any other shares held by the entities.

Mr. Steven Hardie, by reason of being Managing Member of HAAF may be deemed to beneficially own 3,118,558 shares of our stock.  Mr. Steven Hardie is also a limited partner of the Robert C. Hardie LP which owns 816,391 shares of our stock.   Further, as a director of Hallador, Inc., Steven Hardie may be deemed to directly or indirectly control its holdings, or 272,648 shares of our stock.  Mr. Steven Hardie is also trustee of the Steven Robert Hardie Trust which owns 21,489 of our stock.   Mr. Steven Hardie has a pecuniary interest in 943,978 shares, or 3.46% of our issued and outstanding shares, held by the entities above.   Also included are 24,481 shares owned by the Sandra Hardie Trust which Mr. Steven Hardie’s spouse is trustee.  Mr. Steven Hardie disclaims any beneficial ownership in any other shares held by the entities.

(4)
Includes 6,557,166 shares owned by Yorktown Energy Partners, VI L.P., 5,700,090 shares owned by Yorktown Energy Partners, VII L.P., and 2,950,000 shares owned by Yorktown Energy Partners VIII, L.P.  He disclaims beneficial ownership of the shares held by each entity.

(5)
Mr. Lawrence owns 50,000 shares directly.  The remainder is held by Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., and Yorktown Energy Partners, VIII L.P., each affiliated with Mr. Lawrence.

(6)	Includes shares owned by Lubar Equity Fund LLC.

(7)
Includes 429,320 shares held in trust, 2,000 shares owned by Mr. Stabio’s spouse and 200,000 stock options with an exercise price of $2.30, the market price of the Company’s common stock on the grant date, April 15, 2005 which expire in 2015.

(8)	Includes 415,777 shares owned by Mr. Bilsland’s spouse and minor children. Mr. Bilsland disclaims beneficial ownership of such shares.

Section 16 (A) Beneficial Ownership Reporting Compliance

Messrs. David Hardie and Steven Hardie each indirectly beneficially own more than 10% of our shares of Common Stock, individually and through various entities, including Hallador, Inc. and Hallador Alternative Assets Fund, LLC.  On September 25, 2009, Hallador, Inc. sold 25,000 shares of the Company’s stock.  Messrs. David Hardie and Steven Hardie are each officers of Hallador, Inc. and disclaim any beneficial ownership of the shares owned by Hallador, Inc. except to their pecuniary interest therein.  On September 28, 2009, Mr. David Hardie filed a Form 4 to disclose the transaction as required under Section 16.  Mr. Steven Hardie failed to timely file a Form 4 on the sale of 25,000 shares of the Company’s Common Stock owned by Hallador, Inc., ownership of which he disclaims.  In addition, Hallador Alternative Assets Fund, LLC, failed to timely file Form 4s on seven transactions that took place between July 21, 2008 and December 9, 2010.  These transactions were each timely reported on Forms 4s filed individually by Messrs. David Hardie and Steven Hardie.

Mr. Lawrence Martin was late filing a Form 4 representing three transactions in December 2010 totaling 1,000 shares.

Policy for Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving all transactions between the Company and "related persons," such as its executive officers, directors and owners of more than 5% of the Company’s voting securities and their family members in accordance with our written policy. Such transactions are generally reviewed before entry into the related person transaction. In addition, if any of our specified officers or directors becomes aware of a related party transaction that has not been previously approved or ratified, such related person transaction will be promptly submitted thereafter to the Committee for its review. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to the Company, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) the best interests of the Company and stockholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person.

Independent Auditors’ Fees and Services

Auditors

Ehrhardt Keefe Steiner Hottman PC ("EKS&H") has served as our independent auditors since June 2003 and has been selected by the Audit Committee as independent auditors for 2011.  Representatives from EKS&H will be present at the meeting and able to respond to appropriate questions that may be directed to them.

Audit Fees

EKS&H billed us $136,000 for the 2010 audit and quarterly reviews and an additional $12,000 for the 401(k) audit.  For 2009 they billed us $137,000 for the audit and quarterly reviews and an additional $11,000 for the 401(k) audit.

Pre Approval Policy

In 2003 the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by EKS&H.  The policy requires that all services EKS&H provides to us be pre-approved by the Audit Committee.  The Audit Committee approved all services provided by EKS&H during 2010 and 2009.

Proposals by Security Holders

No security holder has requested us to include any proposals in this proxy statement.

Other Matters

The Board does not intend to bring any other matters before the annual meeting of shareholders and has not been informed that any other matters are to be presented by others.

Information About 2012 Shareholder Proposals

If you wish to submit a proposal for consideration at the 2012 annual meeting, we must receive the proposal on or before the close of business on Friday, January 6, 2012, which is 120 calendar days prior to the anniversary of this year’s mailing date.   The submission of a shareholder proposal does not guarantee that it will be acted on.

If you wish to bring other business before the shareholders at the 2012 annual meeting in person you must notify our Corporate Secretary in writing to 1660 Lincoln Street, Suite 2700, Denver, Colorado 80264 between January 26, 2012 and February 24, 2012.  If, however, we advance the date of the meeting by more than 20 days or delays the date by more than 70 days, from May 25, 2012, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made.  Your notice must contain information regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Company Contact Information

All inquiries should be addressed to our principal executive office by mail: 1660 Lincoln Street, Suite 2700, Denver, Colorado 80264; by phone:  1-800-839-5506; or email: investorrelations@halladorenergy.com.

By Order of the Board of Directors:

/s/Victor P. Stabio
Victor P. Stabio
Chief Executive Officer

April 29, 2011

HALLADOR ENERGY COMPANY
Annual Meeting of Shareholders
Wednesday, May 25, 2011
 10:30 a.m. mountain time
1660 Lincoln Street
Suite 2nd Floor Conference Room
Denver, Colorado 80264

PROXY

PROXY/VOTING INSTRUCTIONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints David C. Hardie and Victor P. Stabio, or any one of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Hallador Energy Company to be held on May 25, 2011 at 1660 Lincoln Street, 2nd Floor Conference Room, Denver, Colorado 80264 at 10:30 a.m. mountain time, and at any adjournments or postponements thereof. The undersigned hereby further authorizes such proxies to vote in their discretion with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder.   In the absence of such indication, such shares will be voted FOR each proposal listed on the proxy.  The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

IMPORTANT - This proxy/voting instruction card must be signed and dated on the reverse side.

(Continued and to be signed on the reverse side)

HALLADOR ENERGY COMPANY
Annual Meeting of Shareholders
Wednesday, May 25, 2011

MAIL: Sign, date and mail your proxy card in the envelope provided as soon as possible PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑	COMPANY NUMBER
IN PERSON: You may vote your shares in person by attending the Annual Meeting	REGISTERED OWNER AND ACCOUNT NUMBER

THE BOARD RECOMMENDS VOTING “FOR” ITEMS 1, 2, AND 3.
THE BOARD OF DIRECTORS AND THEIR AFFILIATES OWN APPROXIMATELY 84% OF OUR OUTSTANDING COMMON STOCK AND HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF ALL MATTERS; THEREFORE, ALL DIRECTORS WILL BE ELECTED AND ALL PROPOSALS WILL PASS.

1. Election of Directors: The undersigned here GRANTS authority to elect the following nominees: (see Board recommendation below):		2. To approve and ratify an amendment to our Second Amended and Restated Articles of Incorporation changing our name to “Hallador Energy Company.”
	NOMINEES	❒ FOR ❒ AGAINST ☐ABSTAIN
❒ FOR ALL NOMINEES	¦ Brent K. Bilsland ¦ David Hardie ¦ Steven Hardie ¦ Bryan Lawrence ¦ Sheldon B. Lubar ¦ Victor P. Stabio ¦ John Van Heuvelen	RECOMMENDATION: The Board recommends voting “FOR” the above proposal
3. To approve and ratify an amendment to our Second Amended and Restated Articles of Incorporation to permit action by shareholders by less than unanimous written consent.
❒ WITHHOLD AUTHORITY FOR ALL NOMINEES		❒ FOR ❒ AGAINST ☐ABSTAIN
RECOMMENDATION: The Board recommends voting “FOR” the above proposal
❒ FOR ALL EXCEPT (see instructions below)
New Mailing Address:
RECOMMENDATION: The Board recommends voting “FOR” the above proposal
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here:	•
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name (s) on the account may not be submitted via this method.
❒
❒ Mark “X” here if you plan to attend the meeting.

Signature of Shareholder: _________________________ Date: ___________

 Signature of Shareholder: _________________________Date: ___________

Note: Please sign exactly as your name or names appear on the Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized office, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.